UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 20, 2013

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-32543
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2013, Fortune Industries, Inc. (the “Company”) held its Special Meeting of Shareholders (the “Meeting”). Of the 12,287,290 shares of the Company’s common stock outstanding and eligible to vote at the Special Meeting, 8,259,927 shares were present either in person or by proxy. The matter voted upon was a proposal to adopt and approve an Agreement and Plan of Merger, dated as of March 26, 2012, as amended on May 16, 2012, by and among CEP, Inc., a Tennessee corporation (“Parent”), CEP Merger Sub Inc., a Tennessee corporation and wholly-owned subsidiary of Parent and Fortune Industries, Inc., an Indiana corporation, and to approve the merger contemplated thereby. The proposal was approved, and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,954,462	287,475	10,140	7,850

ITEM 9.01. Financial Statements and Exhibits

99.1 – Press release dated June 21, 2013.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: June 21, 2013	By: /s/ Tena Mayberry
Tena Mayberry Chief Executive Officer